UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)
Florida	65-1129912
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 25, 2007 the Board of Directors of Puda Coal, Inc. (the “Company”) established a Compensation Committee consisting of three members, Jianfei Ni, C. Mark Tang and Lawrence S. Wizel and a Nominating and Corporate Governance Committee consisting of three members, Jianfei Ni, C. Mark Tang and Lawrence S. Wizel. The Board determined that all three members are “independent directors” as that term is defined in NASDAQ Marketplace Rule 4200(a)(15) and “non-employee directors” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934. Mr. Jianfei Ni was appointed as the chair of the Compensation Committee and Mr. C. Mark Tang was appointed as the chair of the Nominating Committee. The Board adopted a compensation committee charter and nominating committee charter attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively. To the full extent permitted by applicable law, the Compensation Committee and Nominating and Corporate Governance Committee shall exercise the powers and duties as set forth in the compensation and nominating committee charters.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

Exhibit No.	Description

3.1	Compensation Committee Charter

3.2	Nominating Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: October 29, 2007	By:	/s/ Wenwei Tian
Wenwei Tian
Chief Operating Officer